EXHIBIT 5.3


              The Law Offices of Thomas C. Cook, Ltd.
                   2921 N. Tenaya Way, Suite 234
                      Las Vegas, Nevada 89128

THOMAS C. COOK, ESQ.                           PHONE (702) 952-8519
                                                 FAX (702) 952-8521
                                                     TCCESQ@AOL.COM

                                                   February 5, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:  CareDecision Corporation
     Registration Statement on Form S-8

Gentlemen:

     We have been requested by CareDecision Corporation, a Nevada corporation (the "Company"), to furnish you with our opinion as to the matters hereinafter set forth in connection with the above-captioned registration statement (the "Registration Statement") covering an aggregate of 7,000,000 Shares (the "Shares") of the Company's common stock, par value $.001 per Share offered on behalf of the Company in connection with the Company's Consultant Agreements between the Company and Dr. Joseph A. Wolf, Leslie-Michelle Abraham, Thomas Chilemi, Anthony Quintiliana and Barbara Asbell.

     In connection with this opinion, we have examined the Registration Statement, Annual Report, the Company's Articles of Incorporation and By-laws, and such other documents as we have deemed necessary to enable us to render the opinion hereinafter expressed.

     Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued in accordance with the Plans, will be legally issued, fully paid and non-assessable.

     We render no opinion as to the laws of any jurisdiction other than the internal laws of the State of Nevada.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Opinions" in the prospectus included in the Registration Statement.

                                   Very truly yours,

                                   /s/ Thomas C. Cook, Esq.
                                   ------------------------
                                   Thomas C. Cook, Esq.


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